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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 13, 2002
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                          CUBIST PHARMACEUTICALS, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                 0-21379                22-3192085
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(State or Other Jurisdiction    (Commission            (IRS Employer
     of Incorporation)          File Number)          Identification No.)

                65 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS 02421
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 860-8660
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         ITEM 5.  OTHER EVENTS.
                  ------------

         The Annual Meeting of Stockholders of the Registrant was held on June 13, 2002. Of the 28,437,801 shares outstanding as of April 15, 2002, the record date, 23,842,936 shares (83.84%) were present or represented by proxy at the annual meeting.

         1. The table below presents the results of the election to the Registrant's board of directors:

           Nominee                            Votes For               Withheld
           -------                            ---------               --------
           John K. Clarke                    23,587,530               255,406

           Scott M. Rocklage                 23,765,652                77,284

         Since the time of the mailing of the Registrant's proxy statement, Dr. Paul Schimmel chose not to stand for re-election as a director of the Registrant. Therefore, although Dr. Schimmel appeared as a nominee in the Registrant's proxy statement, he did not stand for re-election as a Class III director. The Class III director seat previously held by Dr. Schimmel is currently vacant.

         2. The stockholders ratified, adopted and approved the Amended and Restated 2000 Equity Incentive Plan. This proposal received 15,608,104 votes for, 8,203,890 votes against, 30,942 shares abstaining and no broker non-votes.

         3. The stockholders ratified, adopted and approved the 2002 Directors' Stock Option Plan. This proposal received 20,977,721 votes for, 2,830,509 votes against, 34,706 shares abstaining and no broker non-votes.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
                  ---------------------------------

         None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CUBIST PHARMACEUTICALS, INC.


                                   By:      /s/ Thomas A. Shea
                                      ------------------------------------------
                                            Thomas A. Shea
                                            Vice President Finance and
                                            Administration, Chief Financial
                                            Officer, Treasurer

Dated:  June 14, 2002